Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for August 2015

ATLANTA, September 2, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for August 2015.

Consolidated passenger unit revenue (PRASM) for the month of August decreased 6.5 percent year over year, consistent with recent trends of pressure from foreign exchange, lower surcharges in international markets, and yields in select domestic markets. In addition, unit revenues were negatively impacted by the timing of Labor Day holiday travel.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
August consolidated PRASM change year over year	(6.5%)
August mainline completion factor	99.8%
August on-time performance (preliminary DOT A14)	85.5%

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 319 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Aug 2015	Aug 2014	Change		Aug 2015	Aug 2014	Change

RPMs (000):
Domestic	12,018,114	11,430,449	5.1%		85,066,406	81,274,716	4.7%
Delta Mainline	10,135,660	9,502,652	6.7%		71,093,594	66,814,862	6.4%
Regional	1,882,454	1,927,797	(2.4%)		13,972,812	14,459,854	(3.4%)
International	8,801,007	8,604,079	2.3%		57,624,884	56,670,045	1.7%
Latin America	1,718,316	1,640,123	4.8%		13,508,885	12,610,785	7.1%
Delta Mainline	1,682,479	1,612,799	4.3%		13,249,839	12,360,804	7.2%
Regional	35,837	27,324	31.2%		259,046	249,981	3.6%
Atlantic	4,647,969	4,556,781	2.0%		27,632,267	27,387,642	0.9%
Pacific	2,434,722	2,407,175	1.1%		16,483,732	16,671,618	(1.1%)
Total System	20,819,121	20,034,528	3.9%		142,691,290	137,944,761	3.4%

ASMs (000):
Domestic	13,821,764	13,109,666	5.4%		98,889,758	94,477,936	4.7%
Delta Mainline	11,535,502	10,739,107	7.4%		81,550,771	76,425,413	6.7%
Regional	2,286,261	2,370,559	(3.6%)		17,338,987	18,052,523	(4.0%)
International	10,013,075	9,756,925	2.6%		69,244,511	66,925,773	3.5%
Latin America	1,995,461	1,909,225	4.5%		16,271,207	14,999,257	8.5%
Delta Mainline	1,953,130	1,874,524	4.2%		15,941,888	14,670,960	8.7%
Regional	42,332	34,701	22.0%		329,319	328,297	0.3%
Atlantic	5,341,868	5,136,100	4.0%		33,808,793	32,262,033	4.8%
Pacific	2,675,746	2,711,600	(1.3%)		19,164,511	19,664,483	(2.5%)
Total System	23,834,839	22,866,591	4.2%		168,134,269	161,403,709	4.2%

Load Factor:
Domestic	87.0%	87.2%	(0.2)	pts	86.0%	86.0%	0.0	pts
Delta Mainline	87.9%	88.5%	(0.6)	pts	87.2%	87.4%	(0.2)	pts
Regional	82.3%	81.3%	1.0	pts	80.6%	80.1%	0.5	pts
International	87.9%	88.2%	(0.3)	pts	83.2%	84.7%	(1.5)	pts
Latin America	86.1%	85.9%	0.2	pts	83.0%	84.1%	(1.1)	pts
Delta Mainline	86.1%	86.0%	0.1	pts	83.1%	84.3%	(1.2)	pts
Regional	84.7%	78.7%	6.0	pts	78.7%	76.1%	2.6	pts
Atlantic	87.0%	88.7%	(1.7)	pts	81.7%	84.9%	(3.2)	pts
Pacific	91.0%	88.8%	2.2	pts	86.0%	84.8%	1.2	pts
Total System	87.3%	87.6%	(0.3)	pts	84.9%	85.5%	(0.6)	pts

Mainline Completion Factor	99.8%	99.6%	0.2	pts

Passengers Boarded	16,859,924	16,117,881	4.6%		120,609,498	115,623,475	4.3%

Cargo Ton Miles (000):	184,632	213,754	(13.6%)		1,472,804	1,551,159	(5.1%)

a Results include flights operated under contract carrier arrangements